UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Suite 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

2
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, the Nominating, Compensation & Governance Committee (the “Committee”) of the Board of Directors of Oxford Industries, Inc. (the “Company”) approved new long-term incentive equity awards (the “2020 LTIP Awards”) pursuant to the Oxford Industries, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “LTIP”).

The 2020 LTIP Awards consist of (a) service-based restricted stock awards (the “Service-Based Award”), and (b) performance-based restricted stock units (the “Performance-Based Award”) representing shares of the Company’s common stock, par value $1.00 per share (the “RSUs”), based on multi-year total shareholder return (“TSR”) relative to a representative set of comparative group companies (the “Comparator Group”). The terms of the Service-Based Award and the Performance-Based Award granted to each named executive officer will be set forth in a Restricted Stock Award Agreement and a Performance-Based Restricted Share Unit Award Agreement, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In recent years, the Company has granted both service-based restricted stock awards and performance-based restricted stock awards that vest contingent upon the Company’s achievement of certain one-year earnings per share performance goals. In evaluating and approving the 2020 LTIP Awards, the Committee considered actions the Company has taken to mitigate the impact of the COVID-19 pandemic on the Company’s business, including reductions in base salary taken by certain of the Company’s named executive officers and the Company’s suspension of its cash bonus program for fiscal 2020, as well as the difficulty of establishing meaningful performance targets tied to the Company’s financial results in light of the significant uncertainties created by the pandemic and current economic conditions. The Committee believes that a mix of performance-based and service-based equity awards continues to be appropriate to further the Company’s incentive and retention objectives and that performance-based awards tied to relative TSR will effectively align the interests of our officers with those of our shareholders.

Subject to earlier forfeiture or acceleration in the event of a “change of control” as described below, the Service-Based Awards will cliff vest on July 28, 2023, while the Performance-Based Awards will vest on or after July 28, 2023 based on, among other things, the timing of the Committee’s certification of the Company’s TSR relative to the TSR of the companies in the Comparator Group during a three-year performance period commencing on July 13, 2020 and ending July 13, 2023, with the following percentage vesting schedule:

Company TSR Percentile Rank vs. Comparator Group	RSUs Earned as Percentage of Target
<25%	0%
25%	25%
50%	100%
75%	150%
90%	200%

The percentage of RSUs that vest will be determined by linear interpolation if the Company’s TSR percentile is between the points shown above. If the Company’s absolute TSR is negative over the performance period, the payout will not exceed 100% of the target number of performance-based RSUs.

Pursuant to the Restricted Stock Award Agreement and the Performance-Based Restricted Share Unit Award Agreement, an officer will completely forfeit his or her right in respect of the award if such officer’s employment with the Company terminates for any reason prior to the applicable vesting date, with certain exceptions.  All the awards are generally subject to a “double-trigger” acceleration of vesting if there is a “change of control” of the Company. The Performance-Based Awards are not subject to “double-trigger” acceleration of vesting if such awards are neither continued following a “change of control” nor assumed or converted by the successor entity.

The Committee approved 2020 LTIP Awards for each of the named executive officers as follows:

Name	Performance-Based Awards (# of RSUs at target)	Service-Based Restricted Shares (# of shares)
Thomas C. Chubb III	22,725	11,365
Thomas E. Campbell	9,090	4,545
K. Scott Grassmyer	9,090	4,545
Michelle M. Kelly	7,385	7,385
Douglas B. Wood	8,525	8,525

The number of shares that will actually be received by each named executive officer pursuant to the 2020 LTIP Awards is subject to the applicable vesting and performance criteria described above. The foregoing description of the terms of the 2020 LTIP Awards is qualified in its entirety by reference to the forms of Restricted Stock Award Agreement and Performance-Based Restricted Share Unit Award Agreement, as well as the LTIP, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Form of Oxford Industries, Inc. Restricted Stock Award Agreement
10.2	Form of Oxford Industries, Inc. Performance-Based Restricted Share Unit Award Agreement
10.3	Oxford Industries, Inc. Amended and Restated Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

June 29, 2020	/s/ Suraj A. Palakshappa
Name: Suraj A. Palakshappa
Title: Vice President-Law, General Counsel and Secretary